EXHIBIT 10.33

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This amendment (“Amendment”) dated as of June 1, 2012, shall amend the employment agreement ("Employment Agreement") by and between Discovery Communications, LLC ("Company") and Andrew Warren ("Executive").

WHEREAS, Executive and the Company previously entered into the Employment Agreement, which sets forth the terms and conditions of Executive's employment with the Company;

WHEREAS, Executive and the Company now desire to enter into this Amendment to the Employment Agreement in order to make certain changes to timing of Executive's relocation;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows:

1.	Relocation: In Section III (E), the reference to “January 1, 2013” shall be replaced with “June 1, 2012.”

2.
Effect on Employment Agreement: Except with respect to the subject matters covered herein, this Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect.

3.	Effective Date. This Amendment shall be effective June 1, 2012.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

EXECUTIVE:                         DATE:

/s/ Andrew Warren	5/16/2012
Andrew Warren

DISCOVERY COMMUNICATIONS, LLC	DATE
/s/ Ralph Beidelman	5/21/2012
Name: Ralph Beidelman
Title: SVP, Total Rewards